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                                                                    Exhibit 10.8

                          CONTRACT COMPLETION AGREEMENT

          CONTRACT COMPLETION AGREEMENT dated as of June 1, 2003 between Merisant Company, a Delaware corporation (the "Company"), and Arnold W. Donald ("Donald").

          WHEREAS, the Company is engaged in the business of developing, manufacturing, marketing, distributing and selling tabletop sweetener products to consumer end-users and establishments serving or selling such products to consumer end-users;

          WHEREAS, Donald was previously employed by the Company as its Chairman and Chief Executive Officer under an Employment Agreement dated as of March 17, 2000 (the "Employment Agreement");

          WHEREAS, the objectives of the Employment Agreement have been accomplished;

          WHEREAS, the parties desire to terminate the Employment Agreement and provide for the satisfaction of their respective remaining obligations thereunder, upon the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

          1.    TERMINATION OF EMPLOYMENT AGREEMENT

          The Employment Agreement is terminated effective as of May 31, 2003.

          2.    COMPENSATION AND BENEFITS

          (a) DEFERRED COMPENSATION. Donald shall be entitled to receive the remaining deferred compensation payments (the "Deferred Compensation") pursuant to the obligation that was assumed from Monsanto in the following amounts to correspond with the end of the calendar years immediately preceding the payment dates noted:

                (1) $535,000 payable on or before the date during each of 2004 and 2005 on which the Company pays any annual bonus for the preceding year to its executive officers; and

                (2) $1,000,000 payable on or before the date during each of 2006, 2007, 2008, 2009 and 2010 on which the Company pays any annual bonus for the preceding year to its executive officers.

          In the event that any Deferred Compensation amount referenced in Sections 2(a)(1) or 2(a)(2) above is not paid on or before January 31 of the applicable year, whether or not annual bonuses for the preceding year are paid to executive officers on or before such date, such

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Deferred Compensation amounts shall accrue interest at the prime rate referenced in The Wall Street Journal (Central Edition), as that rate may vary from time to time, or if that rate is no longer published, a comparable rate, from and including February 1 of the applicable year until such amount (plus any such accrued interest) is paid.

          (b) DEFERRED PAYMENTS. Donald shall be entitled to receive deferred payments (the "Deferred Payments") in settlement of the Company's obligations under the Employment Agreement, in the following amounts:

                (1) $1,500,000 payable in 24 equal monthly installments of $62,500 at the end of each of the first 24 months beginning on or after June 1, 2003, or upon a "Change in Control" (defined below), whichever is earlier; and

                (2) $1,500,000 payable on June 1, 2006, or upon a "Change in Control" (defined below), whichever is earlier.

"Change in Control" means:
          (I) acquisition by any individual, entity or group (a "PERSON"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of more than 50 percent of either (i) the then outstanding shares of common stock of Tabletop Holdings, Inc. (the "OUTSTANDING COMMON STOCK") or (ii) the combined voting power of the then outstanding securities of Tabletop Holdings, Inc. entitled to vote generally in the election of directors (the "OUTSTANDING VOTING SECURITIES"); excluding, however, the following: (A) any acquisition directly from Tabletop Holdings, Inc. (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from Tabletop Holdings, Inc.), (B) any acquisition by Tabletop Holdings, Inc., (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by Tabletop Holdings, Inc. or any corporation controlled by Tabletop Holdings, Inc. or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (III) of this definition; provided further, that for purposes of clause (B), if any Person (other than Tabletop Holdings, Inc. or any employee benefit plan (or related trust) sponsored or maintained by Tabletop Holdings, Inc. or any corporation controlled by Tabletop Holdings, Inc.) shall become the beneficial owner of more than 50 percent of the Outstanding Common Stock or of the Outstanding Voting Securities by reason of an acquisition by Tabletop Holdings, Inc., and such Person shall, after such acquisition by Tabletop Holdings, Inc., become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;
         (II) individuals who, as of March 20, 2000, constitute the Board of Directors of Tabletop Holdings, Inc. (the "INCUMBENT BOARD") cease for any reason to constitute at least a

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majority of such Board; provided that any individual who becomes a director of
Tabletop Holdings, Inc. subsequent to March 20, 2000 whose election, or nomination for election by Tabletop Holdings, Inc.'s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of Tabletop Holdings, Inc. as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;
          (III) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Tabletop Holdings, Inc. (a "CORPORATE TRANSACTION"); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50 percent of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns Tabletop Holdings, Inc. or all or substantially all of Tabletop Holdings, Inc.'s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: Tabletop Holdings, Inc.; any employee benefit plan (or related trust) sponsored or maintained by Tabletop Holdings, Inc. or any corporation controlled by Tabletop Holdings, Inc.; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, more than 50 percent of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, more than 50 percent of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or
          (IV) the consummation of a plan of complete liquidation or dissolution of Tabletop Holdings, Inc.

          (c) EMPLOYEE BENEFITS. During the 24-month period beginning June 1, 2003, Donald shall be entitled to the same level of health, life and disability insurance coverage as he currently enjoys under the Company's employee benefit plans (all such benefits being hereinafter referred to as the "Employee Benefits"). In the event that such benefits are subject to less favorable tax treatment than would have applied if Donald had continued as an active employee of the Company, the Company shall make a tax equalization payment to Donald in an amount

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sufficient to pay the increased income and employment taxes imposed on Donald as a result of such less favorable tax treatment.

          (d) STOCK APPRECIATION RIGHTS. The stock appreciation rights granted to Donald under the Tabletop Holdings, Inc. Stock Appreciation Rights Plan shall be fully vested, subject to the terms and conditions of such plan.

          (e) SUPPLEMENTAL LONG-TERM INCENTIVE PLAN. Donald's awards under the Merisant Company Supplemental Long-Term Incentive Plan shall be fully vested, subject to the terms and conditions of such plan.

          (f) DEATH. Upon Donald's death, Donald's estate or his beneficiaries, as the case may be, shall be entitled to the present value (calculated using the Applicable Federal Rate for a short-term loan, compounded semi-annually, as such "Applicable Federal Rate" is defined in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code")) of any unpaid installments of the Deferred Compensation and Deferred Payments and of any amount payable to Donald under the Merisant Company Supplemental Long-Term Incentive Plan.

          (g) TAX ON EXCESS PARACHUTE PAYMENTS. If any payment or benefit (the "Payments") which Donald is entitled to receive from the Company hereunder would be subject to the tax imposed by Code Section 4999 and reduction of the Payments to the amount necessary to avoid the application of such tax would result in Donald retaining an amount that is greater than the amount he would retain if the Payments were made without such reduction but after the application of such tax, the Payments shall be reduced to the extent required to avoid application of such tax. Donald shall be entitled to select the Payments to be reduced in accordance with the preceding sentence. Determination of whether the Payments would result in the application of the tax under Code Section 4999, and the amount of the reduction that is necessary so that no such tax is applied, shall be made by the mutual agreement of the Company and Donald or, in the absence of such agreement, by a mutually selected independent certified public accounting firm, retained at the Company's expense.

          3.    FEDERAL AND STATE WITHHOLDING

          The Company shall be entitled to deduct from the amounts payable to Donald pursuant to this Agreement the amount of all required federal, state, local or other withholding taxes and all applicable federal employment taxes.

          4.    ALTERNATIVE DISPUTE RESOLUTION

          Any dispute or controversy between the Company and Donald, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by arbitration administered by the American Arbitration Association ("AAA") in accordance with its Commercial Rules then in effect and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any arbitration shall be held before a

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single arbitrator who shall be selected by the mutual agreement of the Company and Donald, unless the parties are unable to agree to an arbitrator, in which case, the arbitrator will be selected under the procedures of the AAA. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company and Donald. The Company and Donald acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision. The arbitration proceeding shall be conducted in Chicago, Illinois or such other location to which the parties may agree.

          5.    NOTICES

          All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when (a) delivered personally or by overnight courier to the following addresses of the other party hereto (or such other address for such party as shall be specified by notice given pursuant to this Section) or (b) sent by facsimile to the facsimile numbers of the other party hereto specified by notice given pursuant to this Section, with a confirmatory copy delivered by overnight courier to the addresses of such party pursuant to this Section:

          If to the Company, to:

          Luke Kissam
          Merisant Company
          One North Brentwood Boulevard, Suite 510
          Clayton, MO 63105

          With a copy to:

          David S. Uri
          Pegasus Capital Advisors, L.P.
          99 River Road
          Cos Cob, CT 06807

          If to Donald, at his most recent home address and/or facsimile number on file with the Company.

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          6.    SEVERABILITY

          Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement or the validity, legality or enforceability of such provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          7.    ENTIRE AGREEMENT

          This Agreement, and the agreements referenced herein, constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or between the parties, written or oral, which may have related in any manner to the subject matter hereof.

          8.    SUCCESSORS AND ASSIGNS

          This Agreement shall be enforceable by Donald and his heirs, executors, administrators and legal representatives, and by the Company and its successors and assigns. Any successor of the Company shall assume the liabilities of the Company hereunder.

          9.    GOVERNING LAW

          This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois without regard to principles of conflict of laws.

          10.   AMENDMENT AND WAIVER

          The provisions of this Agreement may be amended or waived only by the written agreement of the Company and Donald, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

          11.   BENEFICIARIES/REFERENCES

          Donald shall be entitled, to the fullest extent permitted by law, to select and to change a beneficiary or beneficiaries to receive any compensation or benefit hereunder following Donald's death, by giving written notice to the Company. In the event of Donald's death or a judicial determination of his incompetence, references in this Agreement to Donald shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

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          12.   HEADINGS

          The headings of the Sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

          13.   COUNTERPARTS

          This Agreement may be executed in two counterparts, each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                       MERISANT COMPANY


                                       By:  /s/ Luther C. Kissam IV
                                          ------------------------------------
                                       Name:     Luther C. Kissam IV
                                       Title:    VP, Secretary & General Counsel


                                          /s/ Arnold W. Donald
                                       ---------------------------------------
                                       Arnold W. Donald

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